EXHIBIT 10.1


                             BRIDGE CAPITAL HOLDINGS

                    RESTRICTED STOCK PURCHASE AWARD AGREEMENT

                        UNDER 2006 EQUITY INCENTIVE PLAN

         This Restricted Stock Purchase Award Agreement (this "AGREEMENT"), dated _______, 20___, is entered into between Bridge Capital Holdings, a California corporation (the "COMPANY"), and _____________ ("Participant").

                                   BACKGROUND

         The Company has established the Bridge Capital Holdings 2006 Equity Incentive Plan ("PLAN"), to encourage ownership of Stock by employees and directors of the Company and Affiliates and to provide additional incentive for them to promote the success of the Company's business. Participant has performed various services for the Company. The Compensation Committee of the Board of Directors of the Company has granted Participant Shares of Restricted Stock of the Company under the Plan subject to the restrictions stated below.

                                    AGREEMENT

         The parties to this Agreement, intending to be legally bound, agree as follows:

     1. TERMS OF AWARD. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in the Plan. Participant confirms and acknowledges that Participant has received and reviewed a copy of the Prospectus for the Plan, entitled "PROSPECTUS--500,000 SHARES OF COMMON STOCK--BRIDGE CAPITAL HOLDINGS 2006 EQUITY INCENTIVE PLAN" dated October 2, 2006. Participant and the Company agree that the terms and conditions of the Plan are incorporated in this Agreement by this reference and that the terms of this Agreement are subject in their entirety to the terms of the Plan.

     2. GRANT OF RESTRICTED STOCK. Subject to the terms and conditions of this Agreement and of the Plan, in consideration of services previously rendered by Participant, the Company hereby grants to Participant _______________________ (_________) shares of Restricted Stock.

     3. LAPSE OF RISK OF FORFEITURE OF RESTRICTED STOCK. All of the Restricted Stock is subject to a Risk of Forfeiture should Participant's Continuous Service terminate. Restrictions shall lapse on the fifth anniversary date of the date of this Agreement, subject to Participant's Continuous Service on such date. Upon the termination of Participant's Continuous Service, all of the Restricted Stock which continues to be subject to a Risk of Forfeiture ("FORFEITED RESTRICTED STOCK") immediately prior to such termination shall be forfeited by Participant, ownership of all such Forfeited Restricted Stock shall transfer back to the Company and Participant shall have no further rights with respect to any of such Forfeited Restricted Stock.

     4. RESTRICTION PERIOD. Any shares of Restricted Stock granted hereunder which are at any time subject to a Risk of Forfeiture pursuant to Section 3, may not be sold, pledged, donated, exchanged or otherwise transferred until such shares of Restricted Stock are fully vested hereunder and no longer subject to a Risk of Forfeiture pursuant to this Agreement.

     5. LEGEND. All certificates representing any Restricted Stock subject to a Risk of Forfeiture pursuant to this Agreement (such Restricted Stock, the "UNVESTED RESTRICTED STOCK") shall have endorsed thereon following legend:

        THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE 2006 EQUITY INCENTIVE PLAN OF THE ISSUER AND AN AWARD AGREEMENT ENTERED INTO BY THE REGISTERED OWNER AND THE ISSUER. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF THE ISSUER.

     6. RETENTION OF RESTRICTED STOCK OR CERTIFICATE FOR RESTRICTED STOCK. Any certificate or certificates evidencing any Unvested Restricted Stock shall be deposited with the Secretary of the Company. However, instead of issuing physical stock certificates, the Company may also hold the Unvested Restricted Stock in a book entry account in the name of Participant. Any such certificates or such book entry shares shall be held by the Company until such times as the Risk of Forfeiture of any such Restricted Stock shall have lapsed pursuant to
Section 3, after which the Company shall release to the Participant the Restricted Stock as to which restrictions have lapsed.

     7. PARTICIPANT SHAREHOLDER RIGHTS. Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, a Restricted Stock Purchase Award, the Participant shall have all of the rights of a shareholder of the Company, including the right to vote, and the right to receive any dividends with respect to, the Restricted Stock. Accordingly, Participant shall have the right to vote the Unvested Restricted Stock and to receive any dividends payable with respect to Unvested Restricted Stock.

     8. TAXES.

     (a) Participant shall be liable for any and all taxes, including withholding taxes, arising out of the grant, issuance or lapse of the Risk of Forfeiture of Restricted Stock. The Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery to the Participant of such Restricted Stock or any certificate or certificates for such Restricted Stock. The obligations of the Company under the Plan shall be conditioned on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

     (b) [PARTICIPANT MAY ELECT TO SATISFY AN APPLICABLE WITHHOLDING REQUIREMENT, IN WHOLE OR IN PART, BY HAVING THE COMPANY WITHHOLD SHARES OF RESTRICTED STOCK OTHERWISE DUE TO THE PARTICIPANT UPON VESTING OF RESTRICTED
STOCK HEREUNDER, OR TO SUBMIT SHARES OF STOCK PREVIOUSLY OWNED BY THE PARTICIPANT. PARTICIPANTS MAY ONLY ELECT TO HAVE SHARES WITHHELD HAVING A MARKET VALUE ON THE DATE THE TAX IS TO BE DETERMINED EQUAL TO THE MINIMUM STATUTORY TOTAL TAX WHICH COULD BE IMPOSED AS A RESULT OF THE TRANSACTION. ALL ELECTIONS SHALL BE IRREVOCABLE, MADE IN WRITING, SIGNED BY THE PARTICIPANT, AND SHALL BE SUBJECT TO ANY RESTRICTIONS OR LIMITATIONS THAT THE COMMITTEE DEEMS APPROPRIATE.-BRIDGE BANK SHOULD DETERMINE WHETHER OR NOT TO USE THIS PROVISION. IF NOT, THEN STRIKE.]

     (c) Participant shall be responsible for filing with the Internal Revenue Service an appropriate written notice of election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, if Participant wishes to make such an election. Participant shall notify the Company in writing if Participant files such an election (a form of which is attached hereto) within 30 days of the date of this Agreement. In the event it does not receive from Participant evidence of such filing, the Company intends to claim a tax deduction for any amount which would otherwise be taxable to Participant in the absence of such an election. PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF PARTICIPANT REQUESTS THE COMPANY TO MAKE THIS FILING ON PARTICIPANT'S BEHALF.

     9. FRACTIONAL RESTRICTED STOCK. No fraction of a share of Restricted Stock shall be purchasable or deliverable hereunder, but in the event any adjustment hereunder of the number of shares covered by this Agreement shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares.

     10. MISCELLANEOUS.

     10.1. TRANSFERS IN VIOLATION OF RESTRICTIONS. The Company shall not be required (i) to transfer on its books any Restricted Stock which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

     10.2. FURTHER ASSURANCES. The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

     10.3. NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to Participant at such Participant's address then on file with the Company.

     10.4. NO EMPLOYMENT OR GUARANTEE OF CONTINUED RELATIONSHIP. Nothing contained in the Plan or in this Agreement shall confer upon the Participant any right to the continuation of employment or other association with the Company (or with any Affiliate of the Company).

     10.5. CONSENT OF SPOUSE/DOMESTIC PARTNER. PARTICIPANT agrees that Participant 's spouse's or domestic partner's interest in the Award is subject to this Award Agreement and such spouse or domestic partner is irrevocably bound by the terms and conditions of this Award Agreement. Participant agrees that all community property interests of Participant and Participant 's spouse or domestic partner in the Award, if any, shall similarly be bound by this Award Agreement. Participant agrees that this Award Agreement is binding upon Participant's and Participant 's spouse's or domestic partner's executors, administrators, heirs and assigns. Participant represents and warrants to the Company that Participant has the authority to bind Participant's spouse/domestic partner with respect to the Award. Participant agrees to execute and deliver such documents as may be necessary to carry out the intent of this Section 10.5 and the consent of Participant's spouse/domestic partner

     10.6. GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, and construed and interpreted in accordance with the laws of the state of California without regard to its principles of conflicts of laws.

     10.7. COUNTERPARTS. This Agreement may be executed counterparts.

     10.8. ENTIRE AGREEMENT. This Agreement, including the Plan, constitute the entire agreement of the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement.

BRIDGE CAPITAL HOLDINGS                   PARTICIPANT


By:__________________________             ______________________________________
                                                    (SIGN ABOVE THIS LINE)
Name:________________________

Its:_________________________             Name:_________________________________
                                                     (PLEASE PRINT)

                             SECTION 83(b) ELECTION

         When you receive stock from the company in connection with your performance of services the full enjoyment of which is conditioned upon the future performance of substantial services by you, your income tax consequences are determined under Section 83 of the Internal Revenue Code.

         The general rule of Section 83 is that you have a taxable event at the time the stock vests or the risk of forfeiture lapses. At that time, you have ordinary income equal to the excess (the "DELTA") of the fair market value of the stock at the time of vesting over the price paid by the person for the stock, if any. If the stock has appreciated between the time of acquisition and the time of vesting, the appreciation would be ordinary income to you (as would any delta that existed when the stock was acquired). The tax holding period of the stock commences when the stock vests and any subsequent appreciation would be capital gain. If the stock is held for more than one year from the vesting date any capital gain would be long-term capital gain.

         You may view this tax treatment as undesirable for two reasons. First, the appreciation of the shares between the grant date and the vesting date would be ordinary income to you. Ordinary income is currently taxed at federal rates up to 35%, while the maximum federal rate on long-term capital gain is currently 15%. Second, the taxable event that occurs on the vesting date may not coincide with a liquidity event, such as the sale of the corporation or shares of the company. In the absence of a liquidity event, you may have a taxable event but no cash with which to pay the taxes.

         For unvested stock, Section 83(b) of the Internal Revenue Code offers a solution to the above-described tax consequences. A person who receives unvested stock may elect to be taxed at the time the stock is granted. If you timely make the Section 83(b) election, you would have ordinary income equal to the delta at the time of grant (rather than at the time the stock vests). The holding period would commence at the grant date and any subsequent appreciation would be capital gain. If the one-year tax holding period is satisfied, all of the gain would be long-term capital gain. Thus, the Section 83(b) election can result in all of your gain being capital gain, however, tax would be due with respect to the delta at the time you make the election.

         In order to timely make an election under Section 83(b), YOU MUST FILE the Section 83(b) election with the Internal Revenue Service Center where you file your income tax returns. YOU MUST FILE THE ELECTION NOT LATER THAN 30 DAYS AFTER THE STOCK IS GRANTED. There is no relief for failing to timely file the election. If you make this election, you must provide the election to us and you must include a copy of the election with your tax return for the taxable year in which the stock is acquired.

         NOTE: The foregoing is not a complete or thorough discussion of income and other tax consequences of the receipt of stock and the company is not hereby rendering any such advice. You are strongly urged to consult your own tax advisors. Stock acquired from the exercise of stock options may subject you to additional and different income and tax consequences, none of which is discussed above.

                          ELECTION UNDER SECTION 83(B)
                      OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Sections 55 and 83(b) of the Internal Revenue Code of 1986, as amended (the "CODE"), to include in taxpayer's gross income or alternative minimum taxable income (to the extent applicable under Section 83), as applicable, for the current taxable year, the amount of any income that may be taxable to taxpayer in connection with taxpayer's receipt of the property described below:

1. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

     NAME OF TAXPAYER:__________________________________________________________

     NAME OF SPOUSE:____________________________________________________________

     ADDRESS:___________________________________________________________________

     TAXPAYER IDENTIFICATION NO.:_______________________________________________

     SPOUSE IDENTIFICATION NO.:_________________________________________________

     TAXABLE YEAR:______________________________________________________________

2. The property with respect to which the election is made is described as follows:

     ______________ shares of Restricted Stock of Bridge Capital Holdings (the "COMPANY") received pursuant to a Restricted Stock Purchase Award Agreement, dated _____________, 20____ between the Company and the taxpayer.

3. The date on which the property was transferred is:____________________ __, 20____.

4.   The property is subject to the following restrictions:

     The shares vest over time, subject to the taxpayer's continuous relationship as an employee or director with the Company. Upon the termination of the taxpayer's relationship with the Company, all of the unvested shares outstanding immediately prior to such termination shall be forfeited by the taxpayer, ownership of all such unvested shares shall transfer back to the Company and the taxpayer would have no further rights with respect to any of such unvested shares.

5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $________ per share for an aggregate fair market value of $_______________.

6.   The amount (if any) paid for such property: $0.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

THE UNDERSIGNED UNDERSTANDS THAT THE FOREGOING ELECTION MAY NOT BE REVOKED EXCEPT WITH THE CONSENT OF THE COMMISSIONER.

Dated: ____________                       ______________________________________


                                          PRINT NAME:___________________________

The undersigned spouse of taxpayer
joins in this election.

Dated: ____________                       ______________________________________
                                          Spouse of Taxpayer


                                          PRINT NAME:___________________________